UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2013 (February 6, 2013)

SUNSHINE HEART, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	000-35312 (Commission File No.)	68-0533453 (IRS Employer Identification No.)

12988 Valley View Road

Eden Prairie, Minnesota

(Address of Principal Executive Offices)  (Zip Code)

(952) 345-4200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

New Executive Employment Agreement with David A. Rosa

On February 6, 2013, Sunshine Heart, Inc., a Delaware corporation (the “Company”) entered into an Executive Employment Agreement with the Company’s Chief Executive Officer and President, Mr. David A. Rosa (the “Executive Employment Agreement”). The terms and conditions of the Executive Employment Agreement amend and restate the terms and conditions of Mr. Rosa’s prior employment agreement with the Company in their entirety.

Title and Term

Pursuant to the Executive Employment Agreement, the Company agreed to employ Mr. Rosa as Chief Executive Officer and President of the Company.

The Executive Employment Agreement has an initial term (the “Initial Term”) of twelve (12) months beginning on February 6, 2013, and automatically renews for an additional twelve (12) month period at the end of the Initial Term and each anniversary thereafter provided that at least ninety (90) days prior to the expiration of the Initial Term or any renewal term the Board does not notify Mr. Rosa of its intention not to renew the employment period.

Compensation

The Executive Employment Agreement entitle Mr. Rosa to, among other benefits, the following compensation:

•                  An annual base salary of at least $332,072.00 which shall be reviewed at least annually;

•                  Ratification of a November 8, 2012 stock option for 347,000 shares of the Company’s common stock with an exercise price of $6.46 per share which the Company agreed to issue upon the earlier of (i) the date on which the listing rules of the Australian Stock Exchange no longer apply to the grant or (ii) stockholder approval of the issuance of such stock option at the next meeting of the Company’s stockholders in accordance with the listing rules of the Australian Securities Exchange;

•                  An opportunity for Mr. Rosa to receive an annual performance bonus in an amount up to thirty percent (30%) of Mr. Rosa’s annual base salary for such fiscal year based upon achievement of certain performance goals to be established by the Board;

•                  Participation in welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent available generally or to other senior executive officers of the Company;

•                  Prompt reimbursement for all reasonable expenses incurred by Mr. Rosa in accordance with the plans, practices, policies and programs of the Company; and

•                  Four (4) weeks paid time off (PTO), to accrue and to be used in accordance with the Company’s policies and practices in effect from time to time, as well as all recognized Company holidays.

Termination Rights

The Company is permitted to terminate Mr. Rosa’s employment for the following reasons: (1) Death or disability (as defined in the Executive Employment Agreement) or (2) cause (as defined in the Executive

Employment Agreement).

Mr. Rosa is permitted to terminate his employment under the Executive Employment Agreement for good reason (as defined in the Executive Employment Agreement) or upon Mr. Rosa’s written notice to the Company’s Board of Directors forty-five (45) days prior to the effective date of such termination.

In the event of Mr. Rosa’s death during the employment period or a termination due to Mr. Rosa’s disability, Mr. Rosa or his beneficiaries or legal representatives shall be provided the sum of (a) any annual base salary earned, but unpaid, for services rendered to the Company on or prior to the date on which the employment period and (b) if Mr. Rosa’s employment terminates due to Mr. Rosa’s death or in a termination due to disability or a termination for good reason or due to the Company’s exercise of its termination right, in any case, after the end of a fiscal year, but before the annual bonus payable for services rendered in that fiscal year has been paid, the annual bonus that would have been payable to Mr. Rosa for such completed fiscal year and (c) certain other benefits provided for in the Executive Employment Agreement (the “Unconditional Entitlements”).

In the event of Mr. Rosa’s termination for cause by the Company or the termination of Mr. Rosa’s employment as a result of Mr. Rosa’s resignation without good reason, Mr. Rosa shall be provided the Unconditional Entitlements.

In the event of a termination by Mr. Rosa for good reason or the exercise by the Company of its termination rights to terminate Mr. Rosa other than for cause, death or disability, Mr. Rosa shall be provided the Unconditional Entitlements and, subject to Mr. Rosa signing and delivering to the Company and not revoking a general release of claims in favor of the Company and certain related parties, the Company shall provide Mr. Rosa a severance amount equal to (i) one times Mr. Rosa’s annual base salary as of the termination date, (ii) continued medical coverage for twelve (12) months follow such termination, (iii) continued vesting of equity awards for twelve (12) months following such termination and (iv) a pro-rated annual bonus for the year in which Mr. Rosa is terminated.

Recoupment and Release Requirement

The Executive Employment Agreement provides several additional terms that are beneficial to the Company when compared to the previous employment agreement with Mr. Rosa including:

•                  a provision providing for the recoupment of unearned incentive compensation if the Board, or an appropriate committee thereof, determines that any fraud, negligence, or intentional misconduct by Mr. Rosa is a significant contributing factor to the Company having to restate all or a portion of its financial statements, the Board or committee may require reimbursement of any bonus or incentive compensation paid to Mr. Rosa; and

•                  a requirement that Mr. Rosa sign a release and waiver of claims of the Company prior to the payment of any severance payment by the Company.

The foregoing description of the Executive Employment Agreement is not complete and is qualified in its entirety by reference to the Employment Agreement which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 8.01 Other Events.

On February 5, 2013, the ASX granted the Company conditional approval to de-list from the official list of the ASX during the first half of the 2013 calendar year. Attached as Exhibit 99.1 is a copy of the notice posted on ASX announcing that the ASX granted the Company conditional approval to de-list from the official list of the ASX during the first half of the 2013 calendar year. Attached as Exhibit 99.2 is a copy of the letter to be sent to holders of the Company’s CHESS Depositary Interests (“CDIs”) relating to the de-listing of the Company’s CDIs from the ASX.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Executive Employment Agreement between Sunshine Heart, Inc. and David A. Rosa, dated February 6, 2013.
99.1	ASX Announcement (ASX Grants Conditional Approval to De-List), dated February 5, 2013.
99.2	Sunshine Heart, Inc. Letter to CDI Holders Regarding De-Listing from the ASX.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: February 6, 2013	SUNSHINE HEART, INC.

	By:	/S/ JEFFREY MATHIESEN
	Name:	Jeffrey Mathiesen
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Executive Employment Agreement between Sunshine Heart, Inc. and David A. Rosa, dated February 6, 2013.
99.1	ASX Announcement (ASX Grants Conditional Approval to De-List), dated February 5, 2013.
99.2	Sunshine Heart, Inc. Letter to CDI Holders Regarding De-Listing from the ASX.